Exhibit 4.2

                           CERTIFICATE OF DESIGNATION
                                  ESTABLISHING
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                       RENAISSANCE ACCEPTANCE GROUP, INC.

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                           Pursuant to Section 151 of
                      the Delaware General Corporation Law
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         1. The name of the Corporation is Renaissance Acceptance Group, Inc., a
Delaware corporation (the "Corporation").

         2. The Board of Directors of the Corporation duly adopted the following resolutions by Unanimous Written Consent dated July 2, 2001:

         WHEREAS, the Corporation's directors have reviewed and approved the Designation of Preferences, Limitations and Rights of Series A Convertible Preferred Stock of Renaissance Acceptance Group, Inc. (the "Certificate"), attached hereto as Exhibit A and incorporated herein by reference, delineating the number of shares, the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange, dividend or other special rights and qualifications, limitations or restrictions of a series of Preferred Stock to be issued by the Corporation and designated Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred");

         RESOLVED, that 5,000 shares of authorized but unissued Preferred Stock of the Corporation be designated Series A Preferred and authorized for issuance and that the Series A Preferred have the rights, preferences, limitations and restrictions set forth herein.

         FURTHER RESOLVED, that the Chief Executive Officer, President or any Vice President of the Corporation, individually or collectively, and the Secretary or Assistant Secretary of the Corporation, individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Delaware a Certificate of Designation in accordance with Delaware General Corporate Law and to take all other actions that such officers deem necessary to effectuate the Certificate of Designation and establish the Series A Preferred Stock.

         3.  The  authorized   number  of  shares  of  Preferred  Stock  of  the
Corporation is 500,000 and the number of shares of the Series A Preferred, none of which has been issued, is 5,000.

         4. The resolutions set forth above have been duly adopted by all necessary action on the part of the Corporation.


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



         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation Establishing Series A Convertible Preferred Stock to be duly adopted in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation of the Corporation and to be executed in its corporate name on the 2nd day of July, 2001, and shall be effective July 2, 2001, at 5:02 p.m., eastern standard time.

                              RENAISSANCE ACCEPTANCE GROUP, INC.


                              By:
                                 ---------------------------------
                                 Paul Fagan,
                                 Chief Executive Officer






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


                                    Exhibit A

               DESIGNATION OF PREFERENCES, LIMITATIONS AND RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                       RENAISSANCE ACCEPTANCE GROUP, INC.


         1. Series A Preferred Stock. The Series A Convertible Preferred Stock (the "Series A Preferred"), will consist of 5,000 shares and will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:

         2. Dividends and Distributions. The holders of the Series A Preferred shall be entitled to receive annual dividends as set forth below as a percentage of the original purchase price of $1,000.00 per share of the Series A Preferred ("Original Purchase Price"). Dividends shall accrue and be cumulative for three years from the initial closing date of the private offering (the "Offering") by Remodelers Holdings, Inc., a Delaware corporation, of the Series A Preferred (the "Offering Closing") and will be based on actual funded amounts and thereafter will be paid quarterly.

     Years from Offering Closing        Dividend Rate         Payment
     ---------------------------        -------------         -------

              1-3                          8%                 Accrued
              4-6                         10%                 Quarterly
              7-8                         12%                 Quarterly
              8+                          20%                 Quarterly

          Dividends shall be paid out of funds legally available therefor, which shall be prior and in preference to any declaration or payment of any dividend or other distribution on any other class or series of Preferred Stock. Accrued and unpaid dividends will be paid in cash upon redemption or liquidation, but not upon conversion. Notwithstanding the foregoing, dividends may not be declared or paid on common stock of the Corporation, par value $0.001 per share (the "Common Stock"), by the Board of Directors of the Corporation while the Series A Preferred remains outstanding.

         3. Liquidation Rights. In the event of any liquidation, reorganization or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), distributions shall be made to the holders of Series A Preferred in respect of such Series A Preferred before any amount shall be paid to the holders of Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred in the following manner:

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

                  (a) Series A Preferred.  The holders of Series A Preferred and the holders of the debt currently outstanding to the Merlene Phillips Irrevocable Trust (the "Outstanding Debt") shall be entitled, pari passu, to be paid first out of the assets of the Corporation available for distribution to holders of its capital stock an amount per share equal to the sum of either the Original Purchase Price or the Outstanding Debt, as the case may be, for such share as appropriately adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like, prior to any distribution to the holders of the Common Stock or any other class or series of capital stock ranking junior to the Series A Preferred and the Outstanding Debt, plus all accumulations of accrued but unpaid dividends (together with interest thereon) on such outstanding shares of Series A Preferred Stock (the "Liquidation Amount"). If the proceeds from a Liquidation are not sufficient to pay to the holders of Series A Preferred and the holders of the Outstanding Debt the full preference amount set forth above, then such holders shall instead be entitled to receive the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock, which assets and funds shall be distributed ratably among the holders of the Series A Preferred and the holders of the Outstanding Debt.

                  (b) Remaining Assets. If assets are remaining after payment of the full preferential amount with respect to the Series A Preferred and the Outstanding Debt set forth in Section 3(a) above, then the holders of the Common Stock shall be entitled to share ratably in all such remaining assets and surplus funds based on the number of shares of Common Stock held by each.

                  (c) Events Deemed a Liquidation. For purposes of this Section 3, the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or any other reorganization involving the sale or transfer of all or substantially all of the assets of the Corporation (excluding any reincorporation or other merger or reorganization involving solely the Corporation and one or more of its wholly owned subsidiaries) shall be treated as a Liquidation.

                  (d) Valuation of Securities and Property. In the event the Corporation proposes to distribute assets other than cash in connection with any Liquidation, the value of the assets to be distributed to the holders of shares of Series A Preferred shall be determined in good faith by the Board of Directors. Any securities not subject to an investment letter or similar restrictions on free marketability shall be valued as follows:

                           (i) if traded on a national securities exchange or the NASDAQ National Market System ("NASDAQ"), the value shall be deemed to be the average of the security's closing prices on such exchange or NASDAQ over the thirty (30) trading day period ending three (3) days prior to the distribution;

                           (ii) if actively traded over-the-counter (other than NASDAQ), the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; or

                           (iii) if there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors.

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

         The method of valuation of securities subject to an investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i),
(ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board of Directors. The holders of at least two-thirds of the issued and outstanding Series A Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this
Section 3(d), in which case the determination of fair market value shall be made by an independent appraiser or investment banker selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne
(a) by the challenging parties, if the fair market value as determined by such appraisal does not exceed the determination of fair market value by the Board of Directors by more than twenty-five percent (25%) and (b) by the Corporation, if the fair market value as determined by such appraisal exceeds the determination of fair market value by the Board of Directors by more than twenty-five percent (25%).

         4. Conversion. Subject to Section 6 below, the holders of Series A Preferred shall have conversion rights as follows:

                  (a) Conversion Rights. Each share of Series A Preferred shall be convertible at the office of the Corporation or any transfer agent for Series A Preferred, into such number of fully paid and nonassessable shares of the Common Stock, subject to adjustment as set forth in Section 4(c), as follows (the "Conversion Price"):

                           (i) at the option of the Corporation:

                                    (a)      if the share  price for the  Common
                                             Stock  has  traded  at or  above an
                                             average  closing price of $7.00 per
                                             share for the prior forty-five (45)
                                             days   of    trading,    then   the
                                             Corporation may, at any time, elect
                                             to convert  the Series A  Preferred
                                             into Common  Stock at a  conversion
                                             price of $3.80  per share of Common
                                             Stock; or

                                    (b)      if the share  price for the  Common
                                             Stock  has  traded  at or  above an
                                             average  closing price of $3.80 per
                                             share for the prior forty-five (45)
                                             days  of  trading,  then  beginning
                                             thirty    (30)   days   after   the
                                             Corporation  releases  its earnings
                                             per share  ("EPS")  for the  period
                                             from July 1, 2001 to June 30,  2002
                                             ("Year  One  EPS"),  in  an  amount
                                             equal to or greater  than $0.57 per
                                             share, the Corporation may elect to
                                             convert the Series A Preferred into
                                             Common Stock, at a conversion price
                                             of $3.80 per share of Common Stock.

                           (ii)     at the option of the holders of the Series A
                                    Preferred:

                                    (a)      during the  thirty  (30) days after
                                             the release by the  Corporation  of
                                             the Year One EPS,  the  holders  of
                                             the Series A Preferred may elect to
                                             have their  shares  converted  into
                                             Common   Stock   at  an   effective

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

                                             ratably declining  conversion price
                                             relative  to the Year One EPS based
                                             on a  maximum  conversion  price of
                                             $3.80 per share of Common Stock for
                                             a  Year  One  EPS  of  $0.57  and a
                                             minimum  conversion  price of $1.90
                                             per  share of  Common  Stock  for a
                                             Year One EPS of $0.00 or less.  For
                                             example:

                                             EPS                Conversion Price

                                             $0.57 or greater           $3.80
                                             $0.43                      $3.04
                                             $0.29                      $2.53
                                             $0.14                      $2.17
                                             $0.00 or less              $1.90

                                    (b)      during the  thirty  (30) days after
                                             the release by the  Corporation  of
                                             the EPS for the period from July 1,
                                             2002  through  June 30, 2003 ("Year
                                             Two  EPS"),   the  holders  of  the
                                             Series  A  Preferred  may  elect to
                                             have their  shares  converted  into
                                             Common   Stock   at  an   effective
                                             ratably declining  conversion price
                                             relative  to the Year Two EPS based
                                             on a  maximum  conversion  price of
                                             $3.80 per share of Common Stock for
                                             a  Year  Two  EPS of  $0.63,  and a
                                             minimum  conversion  price of $1.90
                                             per  share of  Common  Stock  for a
                                             Year Two EPS of $0.00 or less.  For
                                             example:

                                             EPS                Conversion Price

                                             $0.63 or greater           $3.80
                                             $0.47                      $3.04
                                             $0.32                      $2.53
                                             $0.15                      $2.17
                                             $0.00 or less              $1.90

                                    (c)     thirty  (30) days after the  release
                                            by the  Corporation  of the Year Two
                                            EPS,  the  holders  of the  Series A
                                            Preferred  may  elect to have  their
                                            shares  converted  into Common Stock
                                            at a  conversion  price of $3.80 per
                                            share of Common Stock.

                  (b) Mechanics of Conversion. In the event of a Conversion Price below $3.80, holders of Series A Preferred shall receive $3.80 worth of shares of Common Stock issued by the Corporation accompanied by the number of shares of Common Stock to make up the balance owned by management (or any of management's Affiliates (as hereinafter defined)) of the Corporation. For example, if Year One EPS was $0.43 per share and a Series A Preferred holder elected to convert 1,000 Series A Preferred shares ($100,000 subscription price), they would be entitled to 32,895 shares of Common Stock ($100,000/$3.04). Of this amount 26,316 shares would be issued by the Corporation ($100,000/$3.80) and the remainder, 6,579 shares would be issued from shares owned by management. Before the Corporation shall be entitled to convert the Series A Preferred into shares of Common Stock, the Corporation shall give written notice by mail, postage prepaid, to the holder of the Series A Preferred, of the election to convert the same. The holders of the Series A Preferred shall surrender the certificate or certificates therefor, duly endorsed, at the principal corporate office of the Corporation or of any

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

transfer agent for the Series A Preferred, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. For purposes of this Certificate, "Affiliate" shall mean, with respect to any corporation, limited liability company, partnership, limited partnership, joint venture, joint stock company, firm, company, syndicate, trust, estate, association, governmental authority, business, organization or any other incorporated or unincorporated entity (each a "Person"), any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

                  (c) Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

                           (i) In case the Corporation  shall (A) pay a dividend
                  or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation (other than a change in par value, or from par value to no par value, or from no par value to par value), the Conversion Price in effect immediately prior to the effective date of such event shall be adjusted immediately after the effective date of such event so that each holder of Series A Preferred shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned or have been entitled to receive immediately after the effective date of such event, had such Series A Preferred been converted immediately prior thereto.

                           (ii) In case of any  consolidation  or  merger of the
                  Corporation with or into another corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of Series A Preferred), or in case of any sale or conveyance to another corporation of the property, assets, business and goodwill of the Corporation as an entirety or substantially as an entirety, then, as a condition of such consolidation, merger, sale or conveyance, the Corporation shall cause lawful and adequate provision to be made by the Corporation or such successor or purchasing corporation, as the case may be (such successor or purchasing corporation thereafter being deemed to be the corporation for purpose hereof) whereby holders of Series A Preferred shall have the right thereafter to convert Series A Preferred into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which Series A Preferred might have been converted immediately prior to such consolidation, merger, sale or conveyance. Such provision shall include provision for

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

                  adjustments which shall be as nearly equivalent as maybe practicable to the adjustments provided for herein. The provisions of this Section 4(c)(ii) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (d) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of holders of Series A Preferred against impairment.

                  (e) No Fractional Shares:  Certificate as to Adjustments.

                           (i) No fractional shares shall be issued upon conversion of Series A Preferred, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                           (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred.

                  (f) Notices of Record Date. In the event of any taking by the Corporation of a record of holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock or any class of any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion

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of all outstanding  shares of Series A Preferred;  and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, in addition to such other remedies as shall be available to the holder of such Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         (h) Status of Converted Stock. In case any shares of Series A Preferred shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled, shall not be reissuable and shall cease to be a part of the authorized capital stock of the Corporation.

         5. Voting Rights.

                  (a) General. Except as otherwise required by law, the holder of each share of Series A Preferred shall not have voting rights. In any vote required by law, the holders of the Series A Preferred issued and outstanding, in the aggregate, shall be entitled to the number of votes equal to the number of shares of Common Stock into which shares of Series A Preferred are convertible on the record date, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class will be entitled to vote on all matters with the Common Stock as a single class, and not as a separate class or series. Fractional votes by the holders of Series A Preferred shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares into which shares of Series A Preferred held by each holder could be converted) be rounded to the nearest whole number.

                  (b) Voting for Directors. The Holders of the Series A Preferred shall not be entitled to vote in the election of directors. Notwithstanding the foregoing sentence, upon the Corporation's default of the payment of any dividends as described in Section 2 above, the holders of the Series A Preferred shall be entitled then, and thereafter until such default has been cured, to nominate and elect one
         (1) director to the Board of Directors of the Corporation. Following cure of such default by the Corporation, the holders of the Series A Preferred shall no longer be entitled to vote in the election of directors. A director may be removed from the Board with or without cause by the vote or consent of the holders of the outstanding class with voting power entitled to elect him or her in accordance with the Delaware General Corporation Law.

         6. Redemptions.

                  (a) Optional Right to Redemption. Upon forty-five (45) days advance written notice to the holders of the Series A Preferred and following the time period set forth in Section 4(a)(ii)(a) above, the Corporation may redeem in cash every share of the Series A Preferred, but not less than every share of the Series A Preferred, unless the Corporation or the holders of the Series A Preferred elect to convert the Series A Preferred pursuant to Section 4 above.

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

                  (b)  Mandatory Right to Redemption.

                           (i) If the Corporation has successfully raised an aggregate of $6,000,000 in the Offering and the rights offering which the Corporation proposes to undertake, then for every one dollar raised over $6,000,000, the Corporation, shall redeem one dollar of Series A Preferred in an amount in cash equal  to  the  Liquidation  Amount,  and in
                                    addition,   the  Corporation  shall  deliver
                                    shares of Common Stock equal to 33.33% of the amount redeemed at $3.80 per share.

                           (ii) Except as set forth in Section 6(a) above, if the Corporation has not raised any funds in the Offering or the proposed rights offering, then the Corporation is not required to redeem any shares of the Series A Preferred.

                  (c) Redemption Price. If the Corporation elects to redeem the Series A Preferred pursuant to Section 6(a) above, the holders of the Series A Preferred shall be entitled to receive from the Corporation, out of funds legally available thereof, an amount in cash for each share of Series A Preferred equal to the Liquidation Amount, provided that the Liquidation Amount shall not be less than 112% of the Original Purchase Price.

                  (d) Dividends; Rights of Holders. No share of Series A Preferred is entitled to any dividends declared after the date on which the Redemption Price of such share of Series A Preferred is paid. On such date, all rights of the holder of such share of Series A Preferred will cease, and such share of Series A Preferred will be deemed to be not outstanding.

                  (e) Ratable Offers. Neither the Corporation nor any of its subsidiaries will redeem, repurchase or otherwise acquire any shares of Series A Preferred pursuant to this Section 6, except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of shares of Series A Preferred on the basis of the number of shares of Series A Preferred owned by each such holder.

                  (f) Certificates. Any shares of Series A Preferred which are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred.

         7. Notices. Any notice required by the provisions of this Certificate of Designations to be given to the holders of Series A Preferred shall be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) or one (1) day after sent by overnight delivery or telecopy providing confirmation or receipt of delivery, or
(c) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

         8. Transferability. The Series A Preferred are expressly transferable in whole or in part. Any transfer of the rights represented by this Certificate of Designations shall be effected by the surrender of the Series A Preferred Stock Certificate, along with an assignment, properly completed and executed by the registered holder thereof, at the principal executive office of the

Corporation, together with an appropriate investment letter, if deemed reasonably necessary by counsel to the Corporation. Thereupon, the Corporation shall issue in the name or names specified by the registered holder of the Series A Preferred and, in the event of a partial transfer, in the name of the registered holder of the Series A Preferred, a new Certificate or Certificates evidencing the right to purchase such number of shares of Series A Preferred as shall be equal to the number of shares of Series A Preferred then purchasable thereunder.



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         IN WITNESS WHEREOF, said Renaissance  Acceptance Group, Inc. has caused this Certificate to be executed by Paul Fagan, its President and Chief Executive Officer, this 2nd day of July, 2001.


                                        RENAISSANCE ACCEPTANCE GROUP, INC.


                                        By:
                                           -------------------------------
                                           Paul Fagan
                                           Chief Executive Officer